UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2005, the Board of Directors (the “Board”) of Magma Design Automation, Inc. (“Magma”) approved a change in Magma’s fiscal year to a 52/53 week fiscal year, effective April 1, 2005. After the completion of Magma’s current fiscal year ending March 31, 2005, Magma’s fiscal years will consist of four quarters of 13 weeks each except for each seventh fiscal year, which will include one quarter with 14 weeks. Each fiscal year and quarter will begin on a Monday and end on a Sunday. As a result of this change, the first quarter of Magma’s fiscal year 2006 will include three additional days, the results of which will be reported on Magma’s Form 10-Q for that quarter.

Magma’s fiscal quarters for 2006 and 2007 are:

	FY 2006	FY 2007
First Quarter	April 1, 2005 through July 3, 2005 (94 days)	April 3, 2006 through July 2, 2006 (91 days)
Second Quarter	July 4, 2005 through October 2, 2005 (91 days)	July 3, 2006 through October 1, 2006 (91 days)
Third Quarter	October 3, 2005 through January 1, 2006 (91 days)	October 2, 2006 through December 31, 2006 (91 days)
Fourth Quarter	January 2, 2006 through April 2, 2006 (91 days)	January 1, 2007 through April 1, 2007 (91 days)

This change does not require the filing of a transition report.

The Board decided to change Magma’s fiscal year to promote operational efficiency and to make the sales cycle more predictable for Magma personnel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: February 1, 2005	By:	/s/ Gregory C. Walker
Gregory C. Walker
Senior Vice President- Finance and
Chief Financial Officer